THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THIS NOTE IS NOT ASSIGNABLE OR TRANSFERRABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, AND WITHOUT THE PRESENTATION TO MAKER OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO MAKER OF EVIDENCE THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.

PURSUANT TO THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF AUGUST 31, 2000 (AS AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT") AMONG GMAC BUSINESS CREDIT, LLC, FOR ITSELF AND AS AGENT FOR THE "LENDERS", AS DEFINED IN THE SUBORDINATION AGREEMENT (THE "SENIOR LENDERS"); THE WILMINGTON TRUST COMPANY AND GEORGE JEFF MENNEN U/A DATED NOVEMBER 25, 1970 WITH GEORGE S. MENNEN FBO JOHN HENRY MENNEN, OR ITS ASSIGNS AS INITIAL HOLDER HEREOF; ONKYO ACQUISITION CORPORATION; AND ONKYO AMERICA, INC., THE INDEBTEDNESS, OBLIGATIONS AND OTHER LIABILITIES EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT TO THE PRIOR INDEFEASIBLE PAYMENT, THE PERFORMANCE AND OBSERVANCE OF ALL SENIOR DEBT (AS DEFINED IN THE
SUBORDINATION AGREEMENT); AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

                       SENIOR SUBORDINATED PROMISSORY NOTE

                                Chicago, Illinois

$7,000,000                                                   August 31, 2000


         FOR VALUE RECEIVED, Onkyo Acquisition Corporation, an Indiana corporation (the "Borrower"), hereby covenants and promises to pay to the order of Wilmington Trust Company and George Jeff Mennen u/a dated November 25, 1970 with George S. Mennen FBO John Henry Mennen, or its assigns (the "Holder"), SEVEN MILLION and 00/100 DOLLARS ($7,000,000), together with interest thereon as described below. This Senior Subordinated Promissory Note ("Note") is also subject to a Subordinated Loan and Security Agreement of even date between the Borrower and the Holder.

         All principal, accrued interest and other costs, if any, hereunder shall be due and payable to the Holder of this Note on August 31, 2008 (the "Due Date"), with payments of interest to be made as provided in the next sentence. The Borrower shall pay interest in arrears (computed on the basis of a 360-day year) equal to 15% per annum, of which a total of 12-1/2% per annum shall be paid in equal installments on the first day of each month beginning October 1, 2000, and 2-1/2 % per annum shall accrue on the outstanding principal balance only and be paid on the Due Date.

         If any amount payable to the Holder under this Note is not received by the Holder on or before the date when such payment is due, then such amount shall bear interest from and after the due date of such payment until paid at an annual rate of interest equal to 18 %.

         This Note shall be secured by a second lien on all of the assets of the Borrower, which lien is junior and subordinate to the liens of the Agent and the Lenders (as defined in the Subordination Agreement) as set forth in the Subordination Agreement. Upon the merger of the Borrower into Onkyo America, Inc. ("OAI"), as a condition of the merger, OAI shall assume the liability to pay this Note and OAI shall grant the Holder a junior lien on all of the assets (except real property for which no lien shall be granted to the Holder) of OAI, present and future, which lien shall be senior to all other liens granted by OAI except for liens granted to the Agent and Lenders, their successors, assigns, and any future lenders which refinance the indebtedness held by the Agent and Lenders, as set forth in the Subordination Agreement.

         Except as otherwise provided in this Note, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, shall become immediately all due and payable without further notice at the option of the Holder upon any of the following (a "Default"): (i) the Borrower fails to make any payment hereunder when such payment becomes first due and such failure continues for a period of 10 days after written notice from the Holder to the Borrower; and (ii) the occurrence of an "Event of Default" or default under any loan or credit agreement relating to indebtedness of Borrower in excess of $10,000,000 including any promissory notes entered into by the Borrower and (a) such Event of Default or default continues unremedied for a period of 30 days (or such shorter period as provided in any loan or credit agreement or promissory note) after written notice to the Borrower by any other party to such agreement, and (b) such other party shall have accelerated all indebtedness of the Borrower to such other party.

         This Note is issued pursuant to a Loan and Security Agreement between the Borrower and the Holder of even date. Subject to the Subordination Agreement, this Note may be prepaid in whole or in part, at any time without penalty. Any prepayment must include all interest to the date of prepayment. Any payment (whether voluntary or involuntary) shall be applied first to any accrued and unpaid interest due hereunder up to the date of such prepayment, and then to the principal sum outstanding hereunder, and the acceptance of any such prepayment when there is a default under this Note shall not constitute a waiver, release or accord and satisfaction thereof or any rights held by the Holder, vis-a-vis Borrower.

         All  rights,   remedies,   and  undertakings,   obligations,   options,
covenants, conditions and agreements contained in this Note are cumulative and no one of them will be exclusive of any other.

         The Borrower for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Holder may extend the time for payment or otherwise modify the terms of the payment or any part or the whole of the debt evidenced hereby. To the fullest extent permitted by law, the Borrower waives the statute of limitations in any action brought by the Holder in connection with this Note and the right to a trial by jury.

         In the event the Holder brings an action in a court of competent jurisdiction against the Borrower to enforce collection of any principal or interest due under this Note, the Holder shall also be entitled to collect its cost of collection, including reasonable attorney's fees and expenses.

         This Note shall be interpreted in accordance with Illinois law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

         This Note may not be changed, modified, amended or terminated orally.

ONKYO ACQUISITION CORPORATION

By:
David Natan, President